EXHIBIT 8.1

Xinyuan Real Estate Co., Ltd.

List of Subsidiaries as of March 15, 2016*

Company Name	Jurisdiction of Incorporation

Xinyuan Real Estate, Ltd.	Cayman Islands
Xinyuan International Property Investment Co., Ltd.	Cayman Islands
Xinyuan International (HK) Property Investment Co., Limited	Hong Kong
XIN Development Group International Inc.	United States
South Glory International Ltd.	Hong Kong
Victory Good Development Ltd.	Hong Kong
Elite Quest Holdings Ltd.	Hong Kong
XIN Irvine, LLC	United States
Vista Sierra, LLC	United States
XIN Development Management East, LLC	United States
XIN NY Holding, LLC	United States
XIN Eco Marine Group Properties Sdn Bhd	Malaysia
421 Kent Development, LLC	United States
Xinyuan Sailing Co., Ltd.	Hong Kong
AWAN Plasma Sdn. Bhd.	Malaysia
Zhengzhou Yasheng Construction Material Co., Ltd.	China
Zhengzhou Jiasheng Real Estate Co., Ltd	China
Zhengzhou Yusheng Landscape Design Co., Ltd.	China
Xinyuan (China) Real Estate, Ltd.	China
Beijing Yue-Mart Commerce and Trade Co., Ltd.	China
Henan Xinyuan Real Estate Co., Ltd.	China
Xi'an Xinyuan Metropolitan Business Management Co., Ltd.	China
Tianjin Xinyuan Real Estate Co., Ltd.	China
Changsha Xinyuan Wanzhuo Real Estate Co., Ltd.	China
Beijing Xinleju Technology Development Co., Ltd.	China
Henan Yue-Mart Commerce and Trade Co., Ltd.	China
Qingdao Xinyuan Xiangrui Real Estate Co., Ltd.	China
Shandong Xinyuan Real Estate Co., Ltd.	China
Xinyuan Property Service Co., Ltd.	China
Zhengzhou Hengsheng Real Estate Co., Ltd.	China
Zhengzhou Mingyuan Landscape Engineering Co., Ltd.	China
Zhengzhou Xinyuan Computer Network Engineering Co., Ltd.	China
Henan Xinyuan Wanzhuo Real Estate Co., Ltd.	China

Suzhou Xinyuan Real Estate Development Co., Ltd.	China
Anhui Xinyuan Real Estate Co., Ltd.	China
Kunshan Xinyuan Real Estate Co., Ltd.	China
Xinyuan Real Estate (Chengdu) Co., Ltd.	China
Xuzhou Xinyuan Real Estate Co., Ltd.	China
Henan Xinyuan Jiye Real Estate Co., Ltd.	China
Beijing Xinyuan Wanzhong Real Estate Co., Ltd.	China
Beijing Heju Management Consulting Service, Ltd	China
Xinyuan Renju (Beijing) Asset Management Co., Ltd.	China
Zhengzhou Jiantou Xinyuan Real Estate Co., Ltd.	China
Beijing Xinyuan Priority Real Estate Consulting Co., Ltd.	China
Henan Xinyuan Quansheng Real Estate Co., Ltd.	China
Suzhou Xinyuan Wanzhuo Real Estate Co., Ltd.	China
Jiangsu Jiajing Real Estate Co., Ltd.	China
Beijing Xinyuan Jiye Real Estate Co., Ltd.	China
Beijing Economy Cooperation Ruifeng Investment Co., Ltd.	China
Henan Xinyuan Priority Commercial Management Co., Ltd.	China
Beijing XIN Media Co., Ltd.	China
Beijing Xinyuan Xindo Park E-Commerce Co., Ltd.	China
Xingyang Xinyuan Real Estate Co., Ltd.	China
APEC Construction Investment (Beijing) Co., Ltd.	China
Zhengzhou Shengdao Real Estate Co., Ltd.	China
Beijing Xinxiang Huicheng Decoration Co., Ltd.	China
Jinan Xinyuan Wanzhuo Real Estate Co., Ltd.	China
Shandong Xinyuan Renju Real Estate Co., Ltd.	China
Xinrongji (Beijing) Investment Co., Ltd.	China
Sanya Beida Science and Technology Park Industrial Development Co., Ltd.	China
Chengdu Xinyuan Wanzhuo Real Estate Co., Ltd.	China
Shanghai Junxin Real Estate Co., Ltd.	China
Xinyuan Internet Finance Co., Ltd.	Cayman Islands
New Dawn International Ltd.	Cayman Islands
New Legend International Ltd.	Cayman Islands
NewPoint International Ltd.	Cayman Islands
NewGrace International Ltd.	Cayman Islands
China Online Finance Research Institute Limited	Hong Kong
Genesis Ocean Investments Ltd.	Hong Kong
Honest View Development Ltd.	Hong Kong
Honour Triumph Enterprises Ltd.	Hong Kong
Well Poly Holdings Ltd.	Hong Kong
Beijing Xinhe Investment Development Co., Ltd	China

Jinan Yue-Mart Commerce and Trade Co., Ltd	China
Henan Xinyuan Guangsheng Real Estate Co., Ltd.	China
Shanghai Hexinli Property Management Center	China
Shenzhen Xilefu Internet Financial Service Co., Ltd.	China
Shenzhen Xileju Technology Development Co., Ltd.	China
Henan Xinyuan Real Estate Marketing Co., Ltd.	China
XIN Manhattan Holding LLC**	United States
421 Kent Holding Co, Ltd**	United States
Hudson 888 Holding LLC**	United States
Hudson 888 Owner LLC**	United States
Shenzhen Xinchuang Investment Consulting Co., Ltd**	China
Shenzhen Keye Investment Co., Ltd**	China
Zhengzhou Xinnan Real Estate Co., Ltd**	China
Beijing Ruihaoronghong Real Estate Development Co., Ltd	China
Henan Xinyuan Shunsheng Real Estate Co., Ltd**	China

*The list does not include various new entities created by Xinyuan Real Estate Co., Ltd. that are being held for future ventures.

**Formed in 2016.